                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE                          CONTACT:
                                               Sarah Carmody, Investor Relations
                                               617.779.7892
                                               scarmody@amicas.com

         AMICAS REPORTS FINANCIAL RESULTS FOR THE FOURTH FISCAL QUARTER
                      AND THE YEAR ENDED DECEMBER 31, 2005

         AMICAS ENDS THE FISCAL YEAR 2005 WITH CONTINUED REVENUE GROWTH
                      AND RECORD VISION SERIES PACS ORDERS

Boston, MA, February 17, 2006 /PRNewswire/ -- AMICAS, Inc. (Nasdaq: AMCS), a leader in radiology and medical image and information management solutions, today reported unaudited financial results for the quarter and for the year ended December 31, 2005.

Total revenues for the fourth quarter of 2005 were $14.2 million as compared to $12.1 million for the fourth quarter of 2004, which represents a year over year increase of 17%. Sequentially, from the third quarter of 2005, revenues increased by $0.6 million or 5%.

Operating income for the fourth quarter of 2005 was $0.6 million compared to a loss of $(10.9) million for the fourth quarter of 2004. The Company's net income for the fourth quarter of 2005 was $1.0 million, or $0.02 per share, compared to a net loss of $(9.9) million, or $(0.23) per share, for the fourth quarter of 2004.

The Company's operating income of $0.6 million for the fourth quarter of 2005 includes a $0.3 million litigation settlement, $0.2 million of earn-out settlement, and $0.9 million of depreciation and amortization.

For the year ended December 31, 2005 total revenues were $52.7 million, a 25% increase compared to $42.3 million for the year ended December 31, 2004. Loss from continuing operations for the year ended December 31, 2005 was $(2.0) million, or $(0.04) per share, compared to a loss from continuing operations of $(26.5) million, or $(0.61) per share, for the year ended December 31, 2004. The loss of $(2.0) million includes a $2.7 million litigation settlement, $1.9 million of earn-out settlement, $1.0 million of restructuring costs and $3.7 million of depreciation and amortization.

In our most recent Quarterly Report on Form 10-Q, we noted that we will begin to report our internal implementation and support costs within the cost of maintenance and services line on our statement of operations. Therefore, as of December 31, 2005 and all prior periods, the cost of maintenance and services now includes the salaries, benefits and other allocated indirect costs related to the delivery of services and maintenance revenue.

Dr. Stephen Kahane, CEO and chairman of AMICAS said, "Fiscal year 2005 ended with better than expected year over year revenue growth of 25% and continued strong sequential revenue growth. Also, per our 2005 guidance, we were right on track in the fourth quarter with a net income of $1.0 million. We successfully reached our financial goals for the year and are entering 2006 with confidence in the team, products and culture we have in place at AMICAS. Innovation and operating excellence aimed at delivering value for our customers remains our focus."

Peter McClennen, president and COO of AMICAS said, "Our fourth quarter results are a true testimony to the hard work and effort the new AMICAS team has put forth over the past year. As noted in our press release earlier this week, AMICAS had a record number of PACS orders in the fourth quarter including partnerships with large healthcare companies such as Essent Healthcare in Nashville, TN and hospitals such as Erie County Medical Center in Buffalo, NY. These new customer relationships are evidence of what our strong and determined team can do in the exciting image and information management marketplace."

Dr. Kahane went on to say that, "The market remains strong and penetrable. Now, more than ever, we believe our exemplary team, first class products and services combined with a strong balance sheet position AMICAS to be the key independent and innovative player within our market."

AMICAS ended the quarter with cash and cash equivalents of $82.2 million, no long-term debt and working capital of $79.1 million.

The results announced by the Company today are preliminary. AMICAS is in the process of completing its annual audit by its independent registered public accounting firm. As such, these results are subject to revision until the Company completes its audit and files its Annual Report on Form 10-K. In addition, the Company under the direction of its audit committee is in the process of looking into a question relating to $300,000 of its service revenues in the first half of the year. The audit committee has not yet concluded on the matter.

Looking forward, AMICAS expects total revenues for fiscal year 2006 to increase between 17% and 20% over fiscal year 2005. The Company expects fiscal year 2006 operating income to be three to five percent of revenue. As a percentage of revenue, operating income for the year, when adjusted to exclude depreciation and amortization, is expected to be around 10% to 12%.

Due to the ongoing implementation of Statement of Financial Accounting Standards 123R and the uncertainties related to the magnitude of the Company's equity-based compensation expense during fiscal 2006, the Company is not able to estimate at this time the impact of the equity-based compensation expense on its earnings per share for fiscal year 2006.

ABOUT AMICAS, INC.

AMICAS, Inc. (www.amicas.com) is a leader in radiology and medical image and information management solutions. The AMICAS(R) Vision Series(TM) products provide a complete, end-to-end solution for imaging centers, ambulatory care facilities, and radiology practices. Acute care and hospital clients are provided a fully-integrated, HIS/RIS-independent PACS, featuring advanced enterprise workflow support and scalable design. Complementing the Vision Series product family is AMICAS Insight Services(SM), a set of client-centered professional and consulting services that assist our customers with a well-planned transition to a digital enterprise.

SAFE HARBOR STATEMENT

Except for the historical information herein, the matters discussed in this release include forward-looking statements. In particular, the forward-looking statements contained in this release include statements about future financial and operating results. When used in this press release, the words: believes, intends, plans, anticipates, expects, estimates, and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause actual results to differ materially which include, but are not limited to, the following: a significant portion of the Company's quarterly sales are concluded in the last month of the fiscal quarter; the length of sales and delivery cycles; the deferral and/or realization of deferred software license and system revenues according to contract terms; the timing, cost and success or failure of current and new product and service introductions and product upgrade releases; potential patent infringement claims against AMICAS and the related defense costs; the ability of AMICAS to comply with all government laws, rules and regulations; and other risks affecting AMICAS' businesses generally and as set forth in AMICAS' most recent filings with the Securities and Exchange Commission. ALL FORWARD-LOOKING STATEMENTS IN THIS RELEASE ARE QUALIFIED BY THESE CAUTIONARY STATEMENTS AND ARE MADE ONLY AS OF THE DATE OF THIS RELEASE. AMICAS is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new


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

information, future events or otherwise. The financial statements and information as of, and for the period ended, December 31, 2005 contained in this press release are subject to review by the Company's independent registered public accounting firm.


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

                                  AMICAS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                   DECEMBER 31,   DECEMBER 31,
                                                                       2005           2004
                                                                   ------------   ------------
ASSETS
Current assets:
   Cash and cash equivalents                                         $ 82,214      $  12,634
   Accounts receivable, net                                            14,580         11,423
   Computer hardware held for resale                                      126            279
   Deferred income taxes, net                                              --         28,200
   Prepaid expenses and other current assets                              838          3,053
   Current assets of discontinued operations                               --         10,551
                                                                     --------      ---------
TOTAL CURRENT ASSETS                                                   97,759         66,140
Property and equipment, net                                             1,120          1,988
Goodwill                                                               27,313         27,313
Acquired/developed software, net                                        9,623         11,580
Other intangible assets, net                                            2,511          2,938
Other assets                                                              897          1,447
Non-current assets of discontinued operations                              --         22,480
                                                                     --------      ---------
TOTAL ASSETS                                                         $139,224      $ 133,886
                                                                     ========      =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued expenses                             $ 10,634      $  12,045
   Deferred revenue, including unearned discounts                       7,823         10,474
   Current portion long-term debt                                          --          9,657
   Other current liabilities                                              183             --
   Current liabilities discontinued operations                             --         13,996
                                                                     --------      ---------
TOTAL CURRENT LIABILITIES                                              18,640         46,172
Long-term debt                                                             --         19,017
Non-current liabilities of discontinued operations                         --          2,813
Other liabilities, primarily unearned discounts                           726          1,229
Stockholders' equity:
   Preferred stock $.001 par value; 2,000,000 shares authorized;
      none issued and outstanding                                          --             --
   Common stock  $.001 par value; 200,000,000 shares authorized;           50             46
      50,365,409 and 46,338,568 shares issued
   Additional paid-in capital                                         222,890        211,888
   Accumulated deficit                                                (96,610)      (140,807)
   Treasury stock, at cost, 1,985,502 shares                           (6,472)        (6,472)
                                                                     --------      ---------
TOTAL STOCKHOLDERS' EQUITY                                            119,858         64,655
                                                                     --------      ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $139,224      $ 133,886
                                                                     ========      =========


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

                                  AMICAS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                   THREE MONTHS ENDED       YEAR ENDED
                                                                      DECEMBER 31,         DECEMBER 31,
                                                                   ------------------   ------------------
                                                                     2005      2004       2005      2004
                                                                   -------   --------   -------   --------
REVENUES
   Maintenance and services                                        $ 9,602   $  8,274   $36,649   $ 29,543
   Software licenses and system sales                                4,623      3,838    16,067     12,776
                                                                   -------   --------   -------   --------
TOTAL REVENUES                                                      14,225     12,112    52,716     42,319
                                                                   -------   --------   -------   --------
COSTS AND EXPENSES
Cost of revenues:
   Maintenance and services                                          3,672      3,138    14,140     13,060
   Software licenses and system sales, includes
      amortization of software costs of $489, $794, $1,966
      and $3,178, respectively                                       2,201      1,906     6,295      6,154
Impairment of capitalized software                                      --      3,229        --      3,229
Selling, general and administrative                                  4,711      6,985    20,759     25,824
Research and development                                             2,186      2,422     9,021      9,488
Depreciation and amortization                                          372        401     1,773      1,968
Settlement of earn-out                                                 187      2,402     1,933      2,402
Settlement of litigation                                               250        500     2,721        500
Restructuring charges                                                   --        867     1,023      1,477
Impairment charges                                                      --      1,196        --      1,196
                                                                   -------   --------   -------   --------
                                                                    13,578     23,046    57,664     65,298
                                                                   -------   --------   -------   --------
OPERATING INCOME (LOSS)                                                647    (10,934)   (4,948)   (22,979)
NON-OPERATING INCOME (EXPENSE)
Interest income                                                        804         68     2,462        163
Interest expense                                                        --       (408)     (731)    (1,499)
                                                                   -------   --------   -------   --------
INCOME (LOSS) FROM CONTINUING OPERATIONS,
   BEFORE INCOME TAXES                                               1,451    (11,274)   (3,217)   (24,315)
(Benefit) provision for income taxes                                   648      1,975    (1,197)     2,200
                                                                   -------   --------   -------   --------
INCOME (LOSS) FROM CONTINUING OPERATIONS                               803    (13,249)   (2,020)   (26,515)
Gain on Sale of discontinued operations, net of taxes of $34,000       201         --    46,277         --
Income (loss) from discontinued operations                             (29)     3,338       (57)    14,058
                                                                   -------   --------   -------   --------
NET INCOME (LOSS)                                                  $   975   $ (9,911)  $44,200   $(12,457)
                                                                   =======   ========   =======   ========
NET INCOME (LOSS) PER SHARE
   Basic:
      Continuing operations                                        $  0.02   $  (0.30)  $ (0.04)  $  (0.61)
      Discontinued operations                                        (0.00)      0.08      1.00       0.32
                                                                   -------   --------   -------   --------
                                                                   $  0.02   $  (0.23)  $  0.95   $  (0.29)
                                                                   =======   ========   =======   ========
   Diluted:
      Continuing operations                                        $  0.02   $  (0.30)  $ (0.04)  $  (0.61)
      Discontinued operations                                        (0.00)      0.08      0.93       0.32
                                                                   -------   --------   -------   --------
                                                                   $  0.02   $  (0.23)  $  0.89   $  (0.29)
                                                                   =======   ========   =======   ========
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
   Basic                                                            48,074     43,887    46,288     43,563
   Diluted                                                          50,904     43,887    49,655     43,563


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